Execution Version

Exhibit 10.19

SUBSCRIPTION AGREEMENT BY AND BETWEEN KIRKLAND’S, INC.
AND BEYOND, INC.
Dated as of October 21, 2024

TABLE OF CONTENTS
Page ARTICLE I PURCHASE AND SALE OF PURCHASED SHARES    1
Section 1.1    Purchase and Sale    1
Section 1.2    Closing    2
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY    2
Section 2.1    Organization and Power    3
Section 2.2    Authorization, Etc.    3
Section 2.3    Government Approvals    3
Section 2.4    Authorized and Outstanding Stock    4
Section 2.5    Subsidiaries    4
Section 2.6    Private Placement    5
Section 2.7    SEC Documents; Financial Information    5
Section 2.8    Internal Control Over Financial Reporting    5
Section 2.9    Disclosure Controls and Procedures    5
Section 2.10    Litigation    6
Section 2.11    Property    6
Section 2.12    Taxes    6
Section 2.13    Compliance with Laws; Permits    6
Section 2.14    No Additional Representations    6
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER    7
Section 3.1    Organization and Power    7
Section 3.2    Authorization, Etc.    7
Section 3.3    Government Approvals    7
Section 3.4    Investment Representations    7
Section 3.5    No Prior Ownership    8
Section 3.6    No Brokers or Finders    8
Section 3.7    ERISA    8

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Section 3.8    No Additional Representations    8
ARTICLE IV COVENANTS OF THE PARTIES    9
Section 4.1    Restrictions on Transfer    9
Section 4.2    Restrictive Legends    10
Section 4.3    Use of Proceeds    11
Section 4.4    Confidentiality    11
Section 4.5    Filings; Other Actions    12
ARTICLE V CONDITIONS TO THE PARTIES’ OBLIGATIONS    13
Section 5.1    Conditions of the Purchaser    13
Section 5.2    Conditions of the Company    14
ARTICLE VI MISCELLANEOUS    15
Section 6.1    Survival    15
Section 6.2    Counterparts    15
Section 6.3    Governing Law    15
Section 6.4    Entire Agreement; No Third Party Beneficiary    16

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Section 6.5    Termination    16
Section 6.6    Expenses    16
Section 6.7    Notices    16
Section 6.8    Successors and Assigns    17
Section 6.9    Headings    17
Section 6.10    Amendments and Waivers    17
Section 6.11    Interpretation; Absence of Presumption    18
Section 6.12    Severability    18
Section 6.13    Specific Performance    18
Section 6.14    Public Announcement    18

EXHIBITS
Exhibit A	Definitions	A-1
Exhibit B	Form of Investor Rights Agreement	B-1

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SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT dated as of October 21, 2024 (this “Agreement”) is by and between Kirkland’s, Inc., a Tennessee corporation (the “Company”), and Beyond, Inc., a Delaware corporation (the “Purchaser”). Capitalized terms used but not defined herein have the meanings assigned to them in Exhibit A.
WHEREAS, the Company and Purchaser have simultaneously herewith entered into that certain Term Loan Credit Agreement, dated as of October 21, 2024 (the “Loan Agreement”), pursuant to which Purchaser has provided loans to the Company in the aggregate principal amount of $17,000,000.00, and in connection therewith the Company has issued to Purchaser a Junior Secured Convertible Promissory Note in the original principal amount of $8,500,000 (the “Convertible Note”), which upon the earlier of (a) the exercise of the Purchaser, in its capacity as agent under the Loan Agreement, of its right to convert, in accordance with Article 11 of the Loan Agreement and (b) the Shareholder Approval (as defined below) and on the terms and subject to the conditions hereinafter set forth, shall, without any further action on the part of the holder thereof, be converted into the right to receive shares of the Company’s common stock, no par value per share (the “Common Stock”);
WHEREAS, concurrently herewith, the Company and the Purchaser have entered into a Collaboration Agreement and a License Agreement (the “License and Collaboration Agreements”) providing for the collaborative cross-selling, co-marketing and other collaborative engagements as between the parties hereto and their respective Affiliates;
WHEREAS, in addition, and upon Shareholder Approval (as defined below) and on the terms and subject to the conditions hereinafter set forth, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, an additional 4,324,324 (subject to adjustment pursuant to Section 1.1) shares of Common Stock (such shares, the “SA Purchased Shares” together with the shares of Common Stock to be issued upon conversion of the Convertible Note, the “Purchased Shares”) for a subscription price of $1.85 per share (representing a maximum aggregate subscription price of up to $7,999,999.40); and
WHEREAS, in order to permit the issuance of the Purchased Shares, the Company deems it advisable and in its best interests to seek the approval of the holders of its Common Stock to issue the Purchased Shares pursuant to this Agreement as required as required under the listing standards of Nasdaq, including Nasdaq Listing Rule 5635(b) and (d) (such approval, the “Shareholder Approval”).
NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
ARTICLE I
PURCHASE AND SALE OF PURCHASED SHARES
Section 1.1    Purchase and Sale. On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing, the Purchaser shall purchase, and the

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Company shall issue and sell to the Purchaser, 4,324,324 shares of Common Stock, free and clear of any liens (other than liens incurred by Purchaser or its Affiliates, restrictions arising under applicable securities laws, or restrictions imposed by this Agreement, the Charter or the Investor Rights Agreement) for a purchase price of $1.85 per SA Purchased Share, the aggregate amount of which to be paid by wire transfer of immediately available funds to a bank account designated by the Company; provided, however, that in the event the Company reasonably determines in consultation with its outside advisors and Purchaser that the issuance of the maximum number of shares of Common Stock pursuant to this Agreement and upon conversion of the Convertible Note into shares of Common Stock in accordance with Article 11 of the Loan Agreement, to the extent not yet so converted, in each case immediately prior to the Closing, would result in Purchaser acquiring more than forty percent (40.0%) of the issued and outstanding Common Stock as of the Closing after giving effect to such issuance (the “Ownership Threshold”), the Company may reduce the maximum number of shares of Common Stock to be issued at Closing under this Agreement by the number of shares of Common Stock that the Company reasonably determines is necessary to prevent Purchaser from acquiring shares of Common Stock in excess of the Ownership Threshold. If the Company determines to make such a reduction, it shall inform Purchaser by delivery of written notice thereof prior to the Closing, which notice shall specify the total number of shares of Common Stock to be issued pursuant to this Agreement and the corresponding Additional Shares Shortfall (as defined in the Loan Agreement).
Section 1.2 Closing. On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the issuance, sale and purchase of the Purchased Shares (the “Closing”) shall take place remotely via the exchange of final documents and signature pages, as soon as practicable, but in no event later than three (3) Business Days after all applicable conditions to closing specified in Article V hereof having been satisfied or waived, respectively, by Purchaser or the Company, as applicable (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver thereof at the Closing), including the effectiveness of the Shareholder Approval, or at such other time and place as the Company and the Purchaser may mutually agree in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date.” At the Closing, upon receipt by the Company of payment of the portion of the purchase price to be paid in cash at the Closing therefor by or on behalf of such Purchaser to the Company by wire transfer of immediately available funds to an account designated in writing by the Company, and upon surrender of the Convertible Note for conversion, the Company will deliver to the Purchaser evidence reasonably satisfactory to the Purchaser of the issuance of the Purchased Shares in the name of the Purchaser by book-entry on the books and records of the Company. At the Closing, the Purchaser shall deliver to the Company a duly executed, valid, accurate and properly completed Internal Revenue Service Form W-9 certifying that such Purchaser is a U.S. person and that such Purchaser is not subject to backup withholding.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Purchaser that, except as set forth in the SEC Documents filed by the Company with the SEC on or after March 29, 2024 (other than disclosures in the “Risk Factors” or “Forward-Looking Statements” sections or similarly captioned sections of any such filings):

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Section 2.1 Organization and Power. The Company and each of its Subsidiaries is (i) a corporation, limited liability company, partnership or other entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (as applicable) and has all requisite corporate, limited liability company, partnership or other entity power and authority to own or lease its properties and to carry on its business as presently conducted and as proposed to be conducted in all material respects. The Company and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation, limited liability company, partnership or other entity in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to so qualify has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 2.2 Authorization, Etc. The Company has all necessary corporate power and authority and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and, subject to obtaining the Shareholder Approval, the consummation by the Company of the transactions contemplated hereby. The authorization, execution and delivery by the Company of this Agreement and, subject to obtaining the Shareholder Approval, the consummation by the Company of the transactions contemplated hereby do not and will not: (a) (i) violate or result in the breach of any provision of the Charter or Bylaws of the Company; (ii) result in the creation of any lien upon any assets of the Company or any of its Subsidiaries that is material to the operation of the Company and its Subsidiaries or the suspension, revocation or forfeiture of any material franchise, permit or license granted by a governmental authority to the Company or any of its Subsidiaries, other than liens under federal or state securities laws; or (iii) violate or result in a default under any material indenture or other agreement or instrument evidencing material indebtedness binding upon the Company or any of its Subsidiaries or their respective assets, or give rise to a right of any third party thereunder to require any material payment, repurchase or redemption to be made by the Company or any of its subsidiaries, or give rise to a right of, or result in, termination, cancellation or acceleration of any material obligation thereunder; or (b) with such exceptions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to the Company or any of its Subsidiaries or any material mortgage, credit agreement or contract to which the Company or any of its Subsidiaries is a party;
(ii) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local law, rule or regulation. This Agreement has been duly executed and delivered by the Company. Assuming due execution and delivery thereof by each of the other parties hereto or thereto, this Agreement will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
Section 2.3 Government Approvals. No consent, approval or authorization of, or filing with, any court or governmental authority is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement, except for (a) those which have already been made or granted; (b) the filing of a current report on

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Form 8-K with the SEC; (c) filings with applicable state securities commissions, if any; or (d) the listing of the Purchased Shares with Nasdaq. The Company has taken all appropriate actions so that the restrictions on business combinations contained in T.C.A. § 48-103-205 and T.C.A. § 48- 103-206 will not apply with respect to or as a result of the issuance of the Purchased Shares to the Purchaser or the Transfer thereof to its Permitted Transferees in accordance with this Agreement, without any further action on the part of the stockholders or the Board of Directors.
Section 2.4    Authorized and Outstanding Stock.
(a)The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, and 10,000,000 shares designated as Preferred Stock, as defined in the Charter (the “Preferred Stock”).
(b)As of September 30, 2024, (i) 13,117,942 shares of Common Stock were issued and outstanding, (ii) no shares of Preferred Stock were issued and outstanding, (iii) 977,538 shares of Common Stock were reserved for issuance upon the exercise of outstanding stock options or the vesting of unvested restricted stock awards, and restricted stock units issued pursuant to the Stock Plan or the vesting of unvested restricted stock units not issued pursuant to a Stock Plan, and (iv) 4,594,594 shares of Common Stock were reserved for issuance upon the conversion of the principal amount under the Convertible Note.
(c)All of the issued and outstanding shares of Common Stock of the Company are, and when issued in accordance with the terms hereof, the Purchased Shares will be, duly authorized and validly issued and fully paid and non-assessable. When issued in accordance with the terms hereof, the Purchased Shares will be free and clear of all liens (other than liens incurred by Purchaser or its Affiliates, restrictions arising under applicable securities laws, or restrictions imposed by this Agreement, or the Investor Rights Agreement).
(d)Except for the Convertible Note or as otherwise expressly described in this Agreement, including Section 2.4(b): (i) no subscription, warrant, option, convertible security or other right issued by the Company to purchase or acquire any shares of capital stock of the Company is authorized or outstanding; (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock; (iii) the Company has no obligation to purchase, redeem or otherwise acquire any shares of its capital stock or to pay any dividend or make any other distribution in respect thereof; and (iv) there are no agreements between the Company and any holder of its capital stock relating to the acquisition, disposition or voting of the capital stock of the Company. No person or entity is entitled to any preemptive right granted by the Company with respect to the issuance of any capital stock of the Company.
Section 2.5 Subsidiaries. The Company’s Subsidiaries consist of all the entities listed on Exhibit 21.1 to the Company’s Form 10-K for the fiscal year ended February 3, 2024. Except as described in the SEC Documents, the Company, directly or indirectly, owns of record and beneficially, free and clear of all liens, all of the issued and outstanding capital stock or equity interests of each of its Subsidiaries. All of the issued and outstanding capital stock or equity interests of the Company’s Subsidiaries has been duly authorized and validly issued, and in the case of corporations, is fully paid and non-assessable. Except as described in the SEC Documents,

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there are no outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from any of the Company’s Subsidiaries of any securities of such Subsidiaries nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights or rights of first refusal.
Section 2.6 Private Placement. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.4 (Investment Representations), the offer and sale of the Purchased Shares pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.
Section 2.7 SEC Documents; Financial Information. Since January 1, 2022, the Company has timely filed (a) all annual and quarterly reports and proxy statements (including all amendments, exhibits and schedules thereto) and (b) all other reports and other documents (including all amendments, exhibits and schedules thereto), in each case required to be filed by the Company with the SEC pursuant to the Exchange Act and the Securities Act except, in the case of clause (b), where the failure to file has not had, and would not reasonably be expected to be material to the Company. As of their respective filing dates, such SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and as of their respective dates none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as of their respective dates in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC), and present fairly in all material respects as of their respective dates the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods, all in conformity with GAAP, applied on a consistent basis during the periods involved (except as may be indicated in such Financial Statements or the notes thereto).
Section 2.8 Internal Control Over Financial Reporting. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the Audit Committee of the Board of Directors (a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
Section 2.9 Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that are designed to provide reasonable assurance that material information relating to the Company, including its Subsidiaries, that is required to be disclosed by the Company in the reports that it furnishes or files under the Exchange Act is reported within the

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time periods specified in the rules and forms of the SEC and that such material information is communicated to the Company’s management to allow timely decisions regarding required disclosure.
Section 2.10 Litigation. There is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries or affecting any of the business, operations, properties or assets of the Company or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency that is expressly applicable to the Company or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 2.11 Property. The Company and each of its Subsidiaries has good and valid title to, or valid leasehold interests in or other contractual right to use, all real and personal property material to its business, if any (excluding, for the avoidance of doubt, intellectual property).
Section 2.12 Taxes. The Company and its Subsidiaries have filed all material tax returns required to have been filed by them (taking into account applicable extensions to file such returns) and each such tax return is true, correct and complete in all material respects. The Company and its Subsidiaries have paid all material Taxes due and payable. There are no (a) audits, examinations or other administrative or judicial proceedings ongoing or currently pending with respect to the assessment or collection of any material Taxes or (b) outstanding claims for assessment or collection of any material Taxes.
Section 2.13 Compliance with Laws; Permits. The Company and its Subsidiaries are in compliance with all applicable laws, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries possess all permits and licenses of governmental authorities that are required to conduct their business, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 2.14 No Additional Representations. Except for the representations and warranties made by the Company in this Article II, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Purchaser, or any of its Affiliates or representatives, with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (b) any oral or written information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
The Purchaser represents and warrants to the Company that:
Section 3.1 Organization and Power. The Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite corporate or other entity power and authority to own its properties and to carry on its business as presently conducted.
Section 3.2 Authorization, Etc. The Purchaser has all necessary corporate power and authority and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby. The authorization, execution, delivery and performance by the Purchaser of this Agreement, and the consummation by the Purchaser of the transactions contemplated hereby do not and will not: (a) violate or result in the breach of any provision of the certificate of incorporation and bylaws (or similar organizational document) of the Purchaser; or (b) with the exceptions that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on its ability to perform its obligations under this Agreement: (i) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to the Purchaser or any material contract to which the Purchaser is a party; or (ii) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local law, rule or regulation. This Agreement has been duly executed and delivered by the Purchaser. Assuming due execution and delivery thereof by the other parties hereto or thereto, this Agreement will be a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as the enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as the enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
Section 3.3 Government Approvals. No consent, approval, license or authorization of, or filing with, any court or governmental authority is or will be required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement, except for: (a) those which have already been made or granted; (b) the filing with the SEC of a Schedule 13D or Schedule 13G and a Form 3 to report the Purchaser’s ownership of the Purchased Shares; or (c) those where the failure to obtain such consent, approval or license would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.
Section 3.4    Investment Representations.
(a)The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
(b)The Purchaser has been advised by the Company that the Purchased Shares have not been registered under the Securities Act, that the Purchased Shares will be issued on the basis of the statutory exemption provided by Section 4(a)(2) under the Securities Act or Regulation

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D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company’s reliance thereon is based in part upon the representations made by the Purchaser in this Agreement. The Purchaser acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities.
(c)The Purchaser is purchasing the Purchased Shares for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws.
(d)By reason of its business or financial experience, the Purchaser has the capacity to protect its own interest in connection with the transactions contemplated hereunder.
(e)The Company has provided to the Purchaser all documents and information that the Purchaser has requested relating to an investment in the Company. The Purchaser recognizes that investing in the Company involves substantial risks, and has taken full cognizance of and understands all of the risk factors related to the acquisition of the Purchased Shares. The Purchaser has carefully considered and has, to the extent it believes such discussion necessary, discussed with the Purchaser’s professional legal, tax and financial advisers the suitability of an investment in the Company, and the Purchaser has determined that the acquisition of the Purchased Shares is a suitable investment for the Purchaser. The Purchaser has not relied on the Company for any tax or legal advice in connection with the purchase of the Purchased Shares. In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representations or other information (other than the representations and warranties of the Company set forth in Article II).
Section 3.5 No Prior Ownership. Prior to the Closing, the Purchaser does not have record or beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of any shares of the Company’s Common Stock.
Section 3.6 No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or any Purchaser for any commission, fee or other compensation as a finder or broker because of any act by the Purchaser.
Section 3.7 ERISA. The Purchaser does not hold, and no part of the funds used by the Purchaser to acquire any Purchased Shares constitutes, “plan assets” (within the meaning of the ERISA Regulations). The Purchaser is not (a) an “employee benefit plan” that is subject to Part 4 of Title I of ERISA, (b) a “plan” to which Section 4975 of the Code applies or (c) an entity whose underlying assets could be deemed to include “plan assets” by reason of an employee benefit plan’s investment in such entity.
Section 3.8 No Additional Representations. The Purchaser acknowledges and agrees, on behalf of itself and its Affiliates, that, except for the representations and warranties contained

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in Article II, neither the Company nor any other Person, makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Purchaser, on behalf of itself and its Affiliates, hereby disclaims reliance upon any such other representations or warranties. In particular, without limiting the foregoing disclaimer, the Purchaser acknowledges and agrees, on behalf of itself and its Affiliates, that neither the Company nor any other Person, makes or has made any representation or warranty with respect to, and the Purchaser, on behalf of itself and its Affiliates, hereby disclaims reliance upon
(a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, its Subsidiaries or their respective business, or (b) without limiting the representations and warranties made by the Company in Article II, any information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. To the fullest extent permitted by applicable law, without limiting the representations and warranties contained in Article II, neither the Company nor any of its Subsidiaries shall have any liability to any Purchaser or its Affiliates or representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any other representation or warranty, either express or implied, included in any information or statements (or any omissions therefrom) provided or made available by the Company or its Subsidiaries to Purchaser or its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement.
ARTICLE IV COVENANTS OF THE PARTIES
Section 4.1    Restrictions on Transfer.
(a)After the Closing and until the end of the Standstill Period (as defined in the Investor Rights Agreement), the Purchaser shall not Transfer any of the Purchased Shares to any Person without the consent of the Company; provided, however, that, without the consent of the Company, the Purchaser may Transfer Purchased Shares (i) to (A) a Permitted Transferee of the Purchaser that agrees to be bound by the terms of this Article IV pursuant to a written agreement in form and substance reasonably satisfactory to the Company (and upon such Transfer the Permitted Transferee shall become a “Purchaser” for purposes of this Article IV) or (B) to any Person so long as such Transfer represents less than ten percent (10%) of the outstanding capital stock of the Company; provided, that, Purchaser shall not knowingly (after reasonable inquiry) Transfer any of the Purchased Shares to a Company Competitor; (ii) pursuant to a tender or exchange offer, merger, consolidation, division, acquisition, reorganization or recapitalization involving the Company; or (iii) pursuant to a traditional underwritten offering (including any block trade) or Rule 144 under the Securities Act (provided that any such Transfer pursuant to Rule 144 either is not a direct placement or satisfies the requirements of paragraph (f) of such rule).
(b)In any event, Restricted Securities shall not be Transferred except upon the conditions specified in Section 4.2, which conditions are intended to ensure compliance with the provisions of the Securities Act. Any attempted Transfer in violation of this Section 4.1 shall be void ab initio.

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(c)For so long as Purchaser holds greater than ten percent (10%) of the issued and outstanding Common Stock, the Company will not adopt a Rights Plan or make effective any distribution of rights in connection therewith without the prior written consent of Purchaser.
Section 4.2    Restrictive Legends.
(a)Each certificate representing the Purchased Shares (unless otherwise permitted by the provisions of Section 4.2(d)) shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):
“THE OFFER AND SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”
(b)In addition, for so long as the Purchased Shares are subject to the restrictions set forth in Section 4.1, each certificate representing the Purchased Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SUBSCRIPTION AGREEMENT. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF SUCH SUBSCRIPTION AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE, PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.”
(c)The Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Purchased Shares in order to implement the restrictions on transfer set forth in this Section 4.2.
(d)Prior to any proposed Transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed Transfer, a Purchaser shall give written notice to the Company of such Purchaser’s intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and if requested by the Company in writing an opinion of legal counsel reasonably satisfactory to the Company to the effect that the proposed Transfer of the Restricted Securities may be effected without registration under the Securities Act. Notwithstanding the foregoing, in the event a Purchaser shall give the Company a representation letter containing such representations as the Company shall reasonably request, the Company will not require such legal opinion or such other evidence (A) in a routine sales transaction in compliance with Rule 144

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under the Securities Act, (B) in any transaction in which a Purchaser that is a corporation distributes Restricted Securities solely to its majority owned subsidiaries or Affiliates for no consideration or (C) in any transaction in which a Purchaser that is a partnership or limited liability company distributes Restricted Securities solely to its Affiliates (including affiliated fund partnerships), or partners or members of such Purchaser or its Affiliates for no consideration. Each certificate evidencing the Restricted Securities transferred shall bear the appropriate restrictive legend set forth in Section 4.2 above, except that such certificate shall not bear the first such restrictive legend if such legend is not required in order to establish compliance with any provisions of the Securities Act. Upon the request of a Purchaser of a certificate bearing the first such restrictive legend and, if necessary, the appropriate evidence as required by clause (i) or (ii) above, the Company shall remove the first such restrictive legend from such certificate and from the certificate to be issued to the applicable transferee if such legend is not required in order to establish compliance with any provisions of the Securities Act and the Purchaser promptly Transfers the Purchased Shares. If the Purchaser holds a certificate bearing the second restrictive legend, upon the request of the Purchaser, the Company shall remove such restrictive legend from such certificate when the provisions of Section 4.2 are no longer applicable to the applicable Purchased Shares.
Section 4.3 Use of Proceeds. The Company shall use the proceeds from the sale of the Purchased Shares (a) to fund working capital, (b) to pay for the fees and expenses incurred by the Company in connection with the transactions contemplated by this Agreement, and (c) general corporate purposes.
Section 4.4    Confidentiality.
(a)So long as the Purchaser has the right to designate or nominate one or more directors to the Board of Directors pursuant to the Investor Rights Agreement, (i) the Purchaser shall keep all Confidential Information confidential and shall not, without the Company’s prior written consent, disclose any Confidential Information in any manner whatsoever, in whole or in part and (ii) the Purchaser shall not use any Confidential Information, other than in connection with the performance of its obligations or exercise of remedies hereunder. During such period, the Purchaser shall disclose the Confidential Information only to such of its Representatives who need to know the Confidential Information for such purpose, who are informed by the Purchaser of the confidential nature of the Confidential Information and who either (A) are otherwise bound by an obligation of confidentiality to the Company to ensure compliance with the terms of this Section
4.4 or (B) shall agree to act in accordance with the terms and conditions of this Section 4.4. The Purchaser shall be responsible for any non-compliance with this Section 4.4 by its Representatives. The Purchaser shall return to the Company or, insofar as reasonably practicable, destroy all copies of Confidential Information upon the Company’s written request. Notwithstanding the foregoing, the Purchaser may retain such materials to the extent required by applicable law or in accordance with internal compliance procedures; provided, however, that the Purchaser shall keep all such copies confidential in accordance with this Section 4.4.
(b)In the event that the Purchaser or any of its Representatives is required or requested by applicable law (including oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any of the Confidential Information, the Purchaser will provide the Company with prompt notice (unless such

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notification is prohibited by applicable law and other than in connection with a routine audit or examination by, or a blanket document request from, a regulatory or governmental entity that does not reference the Company or this Agreement) so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 4.4. In the event that such a protective order or other remedy is not obtained, that no such notice is required to be provided to the Company or that the Company waives compliance with the provisions of this Section 4.4, the Purchaser may disclose such Confidential Information without liability hereunder.
Section 4.5    Filings; Other Actions.
(a)The Company agrees (i) to promptly prepare and file a proxy statement with the SEC (the “Proxy Statement”) to be sent to the Company’s shareholders in connection with a special meeting of holders of the Company’s Common Stock (the “Special Meeting”), to be held for the purpose of, among other things, seeking the Shareholder Approval described herein and for such other purposes within the sole discretion of the Company, (ii) to call and hold the Special Meeting no later than the date that is 180 days following the date hereof, in compliance with applicable law, the Charter, the Bylaws and the Nasdaq Listing Rules, and (iii) to use commercially reasonable efforts to obtain the Shareholder Approval at the Special Meeting. Subject to the directors’ fiduciary duties, the Proxy Statement shall include the recommendation from the Board of Directors that the Company’s stockholders vote in favor of the Shareholder Approval. The Company shall use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the Shareholder Approval and to obtain the Shareholder Approval. Purchaser and its Affiliates agree to furnish to the Company all information concerning Purchaser and its Affiliates as the Company may reasonably request in connection with the preparation and filing of the Proxy Statement and the Special Meeting. The Company shall respond reasonably promptly to any comments received from the SEC with respect to the Proxy Statement. The Company shall provide to Purchaser, promptly after receipt thereof, any written comments from the SEC or any written request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Purchaser with copies of all correspondence between the Company, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, the Company shall provide Purchaser with a reasonable opportunity to review and comment on such document or response with respect to only the proposal for Shareholder Approval and those portions of the Proxy Statement (or any amendment or supplement thereto) directly related to such proposal. Until the completion of the Special Meeting, the Purchaser shall promptly correct any information supplied by it for inclusion, or incorporation by reference, in the Proxy Statement if, and to the extent, any such previously provided information shall, at that time, include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
(b)If requested by Purchaser and permissible under applicable law, the Company shall adjourn the Special Meeting for a period of up to ten (10) Business Days if, on a date for which the Special Meeting is scheduled, a quorum is not present or the Company has not received proxies representing a number of shares of Common Stock sufficient to obtain the Shareholder Approval, for the purpose of soliciting additional proxies and votes in favor of the

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Shareholder Approval. The Company shall keep Purchaser reasonably informed with respect to the number of proxies received and its preliminary vote tabulation prior to the Special Meeting.
(c)Purchaser hereby agrees with the Company that it shall, and shall cause its Affiliates (including by proxy, if applicable), to vote all shares of Common Stock held by it or its Affiliates and eligible to be voted in accordance with applicable law and the Nasdaq Listing Rules in favor of the proposals contemplated by the Shareholder Approval at the Special Meeting. From the date hereof through the completion of the Special Meeting (or an adjournment thereof), Purchaser agrees that it shall not, and shall cause each of its Affiliates not to, transfer, sell, gift, pledge or otherwise dispose of its respective shares of Common Stock unless the transferee of such shares of Common Stock agrees in writing prior to any transfer, sale, gift, pledge or other disposition to vote in favor of the proposal contemplated by the Shareholder Approval. Any attempt to transfer shares of Common Stock that does not comply with the provisions of the immediately preceding sentence shall be null and void ab initio.
(d)In the event Shareholder Approval is not obtained at the initial Special Meeting held pursuant to this Section 4.5, the Company shall use commercially reasonable efforts to hold a second Special Meeting not later than 180 days following the date hereof, provided that in no event shall the Company be required to hold more than two (2) Special Meetings for the purpose of seeking the Shareholder Approval.
(e)From and after the date hereof until the earlier of the Closing Date and the date on which this Agreement is terminated, the Company covenants and agrees as to itself and its Subsidiaries not to take any action that is intended or would reasonably be expected to result in any condition in Section 5.2 not being satisfied and the Purchaser covenants and agrees as to itself and its Subsidiaries not to take any action that is intended or would reasonably be expected to result in any condition in Section 5.1 not being satisfied.
ARTICLE V
CONDITIONS TO THE PARTIES’ OBLIGATIONS
Section 5.1 Conditions of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:
(a)Representations and Warranties. Each of the representations and warranties of the Company contained in Article II of this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), except where the failure of such representations and warranties to be so true and correct, without giving effect to any qualification or limitation as to “materiality,” “Material Adverse Effect” or similar qualifier set forth therein, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(b)Covenants. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.
(c)Shareholder Approval. Prior to the Closing Date, Shareholder Approval shall have been obtained.
(d)Osmium Shareholder Voting Agreement. The Osmium Shareholder Voting Agreement shall have been entered into and be in full force and effect.
(e)License and Collaboration Agreements. The License and Collaboration Agreements shall have been entered into and be in full force and effect.

Section 5.2 Conditions of the Company. The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:
(a)Representations and Warranties; Performance. Each of the representations and warranties of the Purchaser contained in Article III of this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), except where the failure of such representations and warranties to be so true and correct, without giving effect to any qualification or limitation as to “materiality,” “material adverse effect” or similar qualifier set forth therein, has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Purchaser’s ability to consummate the transactions under this Agreement and the Investor Rights Agreement.
(b)Covenants. The Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing.
(c)Loan Agreement. The Loan Agreement shall have been entered into, fully funded by Purchaser, and remain in full force and effect.
(d)License and Collaboration Agreements. The License and Collaboration Agreements shall have been entered into and remain in full force and effect.
(e)Consideration for the Securities. The Purchaser shall have paid the cash portion of purchase price for the Purchased Shares to be purchased by such Purchaser in full at the Closing either by certified check or by wire transfer of immediately available funds to an account designated in writing by the Company, and shall have, upon request by the Company, surrendered of the Convertible Note for conversion thereof; provided that the issuance of the Purchased Shares hereunder in respect of the Convertible Note at Closing shall be deemed to be evidence of conversion thereof without any further act of Purchaser.

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(f)Shareholder Approval. Prior to the Closing Date, Shareholder Approval shall have been obtained.
ARTICLE VI MISCELLANEOUS
Section 6.1 Survival. Except in the case of intentional and actual fraud, the representations and warranties of the parties contained in Article II and Article III hereof shall not survive, and shall terminate automatically as of, the Closing, and there shall be no liability in respect thereof, whether such liability has accrued prior to or after the Closing, on the part of any party or any of their respective Representatives. All other covenants and agreements of the parties contained herein shall survive the Closing in accordance with their terms.
Section 6.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts of signature pages to this Agreement may be transmitted by PDF (portable document format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.
Section 6.3    Governing Law.
(a)This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.
(b)Any dispute relating hereto shall be heard first in the Chancery Court for the State of Delaware or, if unavailable, the federal court in the State of Delaware, and, if applicable, in any state or federal court located in the State of Delaware in which appeal from such courts may validly be taken (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Persons may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.
(c)Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.
(d)Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of

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process on such party as provided in Section 6.7 shall be deemed effective service of process on such Person.
(e)Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
Section 6.4 Entire Agreement; No Third Party Beneficiary. This Agreement and the Investor Rights Agreement contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.
Section 6.5 Termination. Either party may terminate this Agreement upon ten (10) days’ prior written notice to the other party if (a) any of the License and Collaboration Agreements have been terminated, in whole or in part for any reason, or (b) the Shareholder Approval has not been obtained on or prior to 180 days after the date hereof (provided, however, if not earlier terminated, this Agreement shall automatically terminate in the event Shareholder Approval is not obtained at the second Special Meeting at which a vote is held for purposes of seeking the Shareholder Approval).
Section 6.6 Expenses. All fees, costs and expenses incurred in connection with this Agreement and the Investor Rights Agreement and the transactions contemplated hereby and thereby, including accounting and legal fees shall be paid by the party incurring such expenses, except that, within three days following the Special Meeting at which a vote is held for purposes of seeking the Shareholder Approval, the Company shall reimburse the Purchaser for all reasonable and documented out-of-pocket costs and expenses, in an aggregate amount not to exceed two hundred fifty thousand dollars ($250,000), incurred by the Purchaser in connection with the transactions contemplated by this Agreement.
Section 6.7 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:
(a)if sent by registered or certified mail in the United States return receipt requested, upon receipt;
(b)if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in the foregoing clause (a) or (b), when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

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If to the Company, to:

Kirkland’s, Inc. 5310 Maryland Way
Brentwood, Tennessee 37027
E-mail: Amy.Sullivan@kirklands.com
Attention: Amy Sullivan, President, Chief Executive Officer with a copy (which shall not constitute notice) to:
Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, TN 37201
E-mail: jfuller@bassberry.com Attention: John Fuller

If to a Purchaser, to:

Beyond, Inc.
799 W. Coliseum Way Midvale, UT 84047
Attention: E. Glen Nickle, Chief Legal Officer E-mail: gnickle@beyond.com with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
330 North Wabash Avenue, Suite 2800
Chicago, IL 60611
Attention: Zachary Judd; Matthew Galligan E-mail: zachary.judd@lw.com
matthew.galligan@lw.com

Section 6.8 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.
Section 6.9 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.
Section 6.10 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed

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or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.
Section 6.11    Interpretation; Absence of Presumption.
(a)For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, if any, and Exhibits) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive.
(b)With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.
Section 6.12 Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.
Section 6.13 Specific Performance. The parties hereto agree that irreparable damage could occur and that the a party may not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their terms or were otherwise breached. Accordingly, each party shall without the necessity of proving the inadequacy of money damages or posting a bond be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained therein, this being in addition to any other remedy to which they are entitled at law or in equity.
Section 6.14    Public Announcement. Subject to each party’s disclosure obligations imposed by applicable law or the rules of any stock exchange upon which its securities are listed,

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each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor any Purchaser will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure. Notwithstanding the foregoing, this Section 6.15 shall not apply to (a) any press release or other public statement made by the Company or a Purchaser that is consistent with prior public announcements make in accordance with this Section 6.15 and does not contain any information relating to the transactions that has not been previously announced or made public in such prior disclosures made in accordance with the terms of this Agreement or (b) is made in confidence to its auditors, attorneys, accountants, financial advisors or other Permitted Transferees.
[remainder of page intentionally left blank]

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The parties have caused this Subscription Agreement to be executed as of the date first written above.

KIRKLAND'S, INC.
By: /s/ Amy E. Sullivan
Name: Amy E. Sullivan
Title: President

BEYOND, INC.
By:
Name:
Title:

[Signature Page to Subscription Agreement]

The parties have caused this Subscription Agreement to be executed as of the date first written above.

KIRKLAND'S, INC.
By:
Name:
Title:

BEYOND, INC.
By: /s/ Marcus Lemonis
Name: Marcus Lemonis
Title: Executive Chairman

[Signature Page to Subscription Agreement]

EXHIBIT A DEFINED TERMS
1.The following capitalized terms have the meanings indicated:

“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person.
“Board of Directors” means the Company’s board of directors.
“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Bylaws” means the Bylaws of the Company, amended and restated, on March 27, 2006, as the same may be further amended, supplemented or restated.
“Charter” means the Company’s Amended and Restated Charter, as the same may be further amended, supplemented or restated.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Competitor” means any Person whose primary business is directly operating in the home décor or home furnishings retail business, provided, however, that a Person shall not be deemed to be a “Company Competitor” solely as a result of (a) owning less than ten percent (10%) of the issued and outstanding voting securities of a Company Competitor or (b) in the case of a Person that is a private equity fund, having an investment in a portfolio company that is a Company Competitor.
“Confidential Information” means information regarding the Company or its Subsidiaries that is non-public, confidential or proprietary in nature, together with all analyses, compilations, forecasts, studies or other documents prepared by the Purchaser or its Representatives which contain or otherwise reflect such information. “Confidential Information” shall not include such portions of the Confidential Information that (a) are or become generally available to the public other than as a result of the Purchasers’ or its Affiliates’ disclosure in violation of this Agreement,
(b) become available to the Purchasers or its Affiliates on a non-confidential basis from a source other than the Company or its Subsidiaries, (c) was already in the Purchaser’s or its Affiliate’s possession prior to the date of this Agreement and which was not obtained from the Company or its Subsidiaries or (d) are independently developed by the Purchaser or its Affiliates without reference to the Confidential Information.
“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

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“ERISA Regulations” means the regulations promulgated by the Department of Labor in 29 C.F.R. § 2510.3-101, and any amendments or successor regulations thereto, as modified by Section 3(42) of ERISA.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“GAAP” means generally accepted accounting principles as in effect in the United States.
“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality.
“Hazardous Substance” means any waste, substance, product or material defined or regulated as “hazardous” or “toxic” by any applicable law, rule, regulation or order described in the definition of “Requirements of Environmental Law,” including petroleum and any fraction thereof, and any radioactive materials and waste.
“Investor Rights Agreement” means the Investor Rights Agreement between the Company and the Purchaser in the form attached to the Agreement as Exhibit B.
“Material Adverse Effect” means a material adverse effect upon the financial condition, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any such effect resulting or arising from or relating to any of the following matters shall not be considered when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (a) any change, development, occurrence or event affecting the industry in which the Company and its Subsidiaries operate; (b) any conditions affecting the United States general economy or the general economy in any geographic area in which the Company or its Subsidiaries operate or developments or changes therein or the financial and securities markets and credit markets in the United States or elsewhere in the world; (c) political conditions, including the continuation, occurrence, escalation, outbreak or worsening of any hostilities, war, political action, acts of terrorism, sabotage or military conflicts, whether or not pursuant to the declaration of an emergency or war; (d) any conditions resulting from the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural or manmade disasters, any epidemic, pandemic (including COVID-19) or other similar outbreak (including any non-human epidemic, pandemic or other similar outbreak) or any other national, international ore regional calamity; (e) changes in any law, rule, regulation or GAAP; (f) changes in the market price or trading volume of Common Stock or any other equity, equity-related or debt securities of the Company or its Affiliates (it being understood that the underlying circumstances, events or reasons giving rise to any such change can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (g) any announcement of this Agreement or the transactions contemplated hereby; (h) any failure to meet any internal or public projections, forecasts, estimates or guidance for any period (it being understood that the underlying circumstances, events or reasons giving rise to any such failure can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); or (i) any effect arising out of or resulting from any claims or proceedings made by any of the Company’s stockholders arising out of or related to this Agreement; provided, that any of the

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matters described in clauses (a), (b) or (c), will be taken into account for purposes of determining whether or not a Material Adverse Effect has occurred to the extent that such matter disproportionately and adversely affects the Company and its Subsidiaries, taken as a whole, as compared with other companies operating in the industry in which the Company and its Subsidiaries operate.
“Nasdaq” means the Nasdaq Stock Market.
“Osmium Shareholder Voting Agreement” means that certain Letter Agreement, dated as of October 18, 2024, executed by Osmium Partners, LLC.
“Permitted Transferee” means any Affiliate of Purchaser.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.
“Representatives” means a Persons’ Affiliates, employees, agents, consultants, accountants, attorneys or financial advisors and direct or indirect members or partners or Affiliates of the foregoing.
“Requirements of Environmental Law” means all requirements imposed by any law (including the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, and any state analogues of any of the foregoing), rule, regulation, or order of any governmental authority which relate to (a) pollution, protection or clean-up of the air, surface water, ground water or land; (b) solid, gaseous or liquid waste or Hazardous Substance generation, recycling, reclamation, release, threatened release, treatment, storage, disposal or transportation; (c) exposure of Persons or property to Hazardous Substances; or (d) the manufacture, presence, processing, distribution in commerce, use, discharge, releases, threatened releases, emissions or storage of Hazardous Substances into the environment.
“Restricted Securities” means Purchased Shares required to bear the legend set forth in Section 4.2(a) under the applicable provisions of the Securities Act.
“Rights Plan” means any plan or arrangement of the sort commonly referred to as a “tax benefit preservation plan” or “rights plan” or “stockholder rights plan” or “poison pill” that is designed to prevent, hinder, restrict or increase the cost to a potential acquirer of exceeding the applicable ownership thresholds through the issuance of new rights, common stock or preferred shares (or any other security or device that may be issued to stockholders of the Company, other than ratably to all stockholders of the Company) that carry severe redemption provisions, favorable purchase provisions or otherwise, and any related rights agreement.
“SEC” means the Securities and Exchange Commission.
“SEC Documents” means all reports, schedules, registration statements, proxy statements and other documents (including all amendments, exhibits and schedules thereto) filed by the Company with the SEC.

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Plan.

“Securities Act” means the Securities Act of 1933, as amended.
“Stock Plan” means the Kirkland’s, Inc. Amended and Restated 2002 Equity Incentive

“Subsidiary” means, when used with reference to a party, any corporation or other

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organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner or serves in a similar capacity, or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.
“Tax” and “Taxes” means all federal, state, local and foreign taxes (including, without limitation, income, franchise, property, sales, withholding, payroll and employment taxes), assessments, fees or other charges imposed by any Governmental Entity, including any interest, additions to tax or penalties applicable thereto.
“Transfer” means any direct or indirect (a) sale, transfer, hypothecation, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any lien or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) or (b) grant of any option, warrant or other right to purchase or the entry into any hedge, swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock; provided, however, that any direct or indirect transfer, sale or assignment of the ownership interests of the Purchaser or its Affiliates shall not be considered a “Transfer” as such term is used herein. The term “Transferred” shall have a correlative meaning.
2.The following terms are defined in the Sections of the Agreement indicated: Term        Section
Agreement    Preamble
Applicable Matters    6.3(b)
Chosen Court    6.3(b)
Closing    1.2
Closing Date    1.2
Common Stock    Recitals
Convertible Note    Recitals
Company    Preamble
Financial Statements    2.7
License and Collaboration Agreements    Recitals
Loan Agreement    Recitals
Ownership Threshold    1.1
Preferred Stock    2.4(a)
Proxy Statement    4.5(a)
Purchased Shares    Recitals

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Purchaser    Preamble
Shareholder Approval    Recitals
Special Meeting    4.5(a)

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EXHIBIT B

FORM OF INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made by and between Kirkland’s, Inc., a Tennessee corporation (the “Company”) and Beyond, Inc., a Delaware corporation (the “Investor”) on behalf of themselves and their respective Affiliates (as defined below) (the Company and the Investor together, collectively, the “Parties”).
WHEREAS, contemporaneously herewith, the Company and the Investor entered into a subscription agreement (the “Subscription Agreement”) pursuant to which Investor agreed to purchase, and the Company agreed to issue to Investor, shares of common stock, no par value (the “Common Stock”), of the Company, subject to the terms and conditions therein, including obtaining Shareholder Approval (as defined in the Subscription Agreement, “Shareholder Approval”);
WHEREAS, as a condition to the entry into the Subscription Agreement by the Parties, the Parties have determined that it is in their respective best interests to come to an agreement with respect to the appointment by Investor of one or more nominees to the Company’s Board of Directors (the “Board”) and certain other matters, as provided in this Agreement; and
NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:
1.Board Matters & Voting.
1.1Investor shall, subject to and effective immediately following Shareholder Approval and the issuance of the Common Stock pursuant to the Subscription Agreement (the “Effective Date”) have the right to designate (i) two (2) persons for appointment to the Board so long as the Investor continues to Beneficially Own (as defined below) in the aggregate at least twenty percent (20%) of the Company’s then outstanding Common Stock (subject to adjustment for reclassification and other equitable adjustments), or (ii) one (1) person for appointment to the Board so long as the Investor continues to Beneficially Own (as defined below) in the aggregate more than five percent (5%) of the Company’s then outstanding Common Stock (subject to adjustment for reclassification and other equitable adjustments) but less than the percentage specified above in clause (i), in each case, each of whom shall qualify as independent for NASDAQ listing purposes and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) (each, an “Appointee”); provided, however, for the avoidance of doubt, if the Investor ceases to Beneficially Own (as defined below) in the aggregate at least five percent (5%) of the Company’s then outstanding Common Stock (subject to adjustment for reclassification and other equitable adjustments), the right to designate an Appointee to the Board pursuant to this Agreement shall terminate. Promptly following the Effective Date, (i) two (2) existing directors of the Company shall resign from the Board, and (ii) the Company, the Board, and all applicable committees of the Board shall take all necessary actions, including but not limited to calling a meeting of the Board or executing an action by unanimous written consent of the Board, to appoint the Appointees designated by the Investor as directors of the Company with a term expiring at the

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Company’s next annual meeting of shareholders (the “Annual Meeting”). For the avoidance of doubt, in the event that the Investor’s holdings of such Common Stock drops below such minimum percentage described in this Section 1.1, the Investor will not regain the right to nominate an Appointee through the acquisition of other shares of Common Stock.
1.2If the Investor has the right to so nominate an Appointee in a given year, the Company shall, at the Annual Meeting during such year, nominate the Appointee(s) for election to the Board and use reasonable best efforts to cause the Appointee(s) to be elected to the Board; provided, however, that each Appointee shall qualify as independent for NASDAQ listing purposes and the applicable rules and regulations of the SEC, and shall be reasonably acceptable to the Company’s Governance and Nominating Committee, which approval shall not be unreasonably withheld, conditioned or delayed. If, following election to the Board, an Appointee resigns, is removed, is not re-elected or is otherwise unable to serve for any reason and the Investor still has the right to nominate such Appointee pursuant to the foregoing Section 1.1, then, subject to compliance with the proviso to the immediately preceding sentence, the Investor shall be entitled to designate a replacement Appointee, and the Company shall use reasonable best efforts to cause such replacement Appointee to be elected to the Board, including but not limited to calling a meeting of the Board or executing an action by unanimous written consent of the Board. In the event that the Investor ceases to hold the minimum percentage of the outstanding Common Stock that entitles it to nominate the Appointee as provided above, if requested by the Board, the Investor shall use reasonable efforts to have such Appointee resign as a director. As a pre-condition to the nomination of any Appointee, if requested by the Company, such Appointee shall execute and deliver to the Board an irrevocable letter of resignation to be deemed tendered at the time the Investor is required to use reasonable best efforts to have him or her so resign.
1.3If the Investor has the right to nominate an Appointee and such proposed Appointee is not elected to the Board, the Investor shall be entitled to continue designating a replacement, subject to the terms of this Section 1.3, until such proposed designee is appointed to the Board (a “Replacement”), and the Company, the Board, and all applicable committees of the Board shall take all necessary actions, including but not limited to calling a meeting of the Board or executing an action by unanimous written consent of the Board, to appoint such Replacements to the Board.
1.4At all times while serving as a member of the Board, each Appointee, as the case may be, will be governed by the same protections and obligations regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of conduct, trading and disclosure policies, director resignation policy, and other governance guidelines and policies of the Company as other directors, as amended from time to time (collectively, “Company Policies”), and shall have the same rights and benefits, including with respect to insurance, indemnification, compensation and fees, as are applicable to all independent directors of the Company. The Company shall make available to such Appointee copies of all Company Policies not publicly available on the Company’s website. At all times while such Appointee is serving as a member of the Board, (i) such Appointee shall not disclose to the Investor or any “Affiliate” or “Associate” (as each is defined in Rule 12b-2 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Investor (collectively and individually, the “Investor Affiliates”) or any other person or entity not affiliated with the Company any confidential information of the Company, and (ii) the Investor shall not, and shall cause the Investor Affiliates

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not to, seek to obtain confidential information of the Company from any Appointee. Investor, on behalf of itself and the Investor Affiliates, agrees that neither Investor nor any Investor Affiliate may enter into any contract with the Company or any of its subsidiaries without the approval of a majority of the independent and disinterested members of the Board.
1.5Notwithstanding anything to the contrary in this Agreement, the rights and privileges set forth in this Agreement shall be personal to the Investor and may not be transferred or assigned to any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature (each, a “Person”) without the express written consent of the other party hereto; provided, that the rights and privileges of the Investor set forth in this Agreement may be transferred to a Permitted Transferee (as defined in the Subscription Agreement) that agrees to be bound by the terms of this Agreement pursuant to a written agreement in form and substance reasonably satisfactory to the Company (a “Successor Affiliate Transferee”).
1.6For purposes of this Agreement, the term “Beneficially Own” or variations thereof shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.
1.7From and after the date the Investor or its Affiliates no longer have the right to appoint a Board Observer (as defined below) pursuant to the terms of the Loan Agreement and until the date Investor ceases to Beneficially Own at least five percent (5%) of the outstanding Common Stock of the Company, the Company shall cause the Investor to have the right to appoint one (1) individual as a non-voting observer to the Board (such observer, the “Board Observer”), and shall cause the Board Observer to be entitled to attend meetings of the Board and any committee of the Board and to receive all information provided to the members of the Board or its committees (including minutes of previous meetings of the Board or such committees); provided, that (i) the Board Observer shall not be entitled to vote on any matter submitted to the Board or any of its committees nor to offer any motions or resolutions to the Board or such committees; and
(ii) the Board may withhold information or materials from the Board Observer and exclude the Board Observer from any meeting or portion thereof (x) if (as reasonably determined by the Board) access to such information or materials or attendance at such meeting would (A) adversely affect the attorney-client or work product privilege between the Company and its counsel or (B) result in a conflict of interest or is otherwise required to avoid any disclosure that is restricted by any agreement with another Person or (y) when such Board materials or discussion relate directly to the Company’s direct or indirect relationship, contractual or otherwise, with Investor or any of its Affiliates, or any actual or potential transactions between or involving any Company or any of its Affiliates, on the one hand, and Investor or any of its Affiliates, on the other. For the avoidance of doubt, the Board Observer (x) shall not constitute a manager and/or member of a Board committee and (y) shall not be entitled to any rights other than those provided by this Section 1.7. Notwithstanding the foregoing, the Board shall not disclose any material non-public information to the Board Observer unless prior to disclosure of such information, the Board identifies such information as being material non-public information and provides the Board Observer with the opportunity to accept or refuse to accept such material non-public information for review. The Company and the Board hereby agree that they will use commercially reasonable efforts to identify that portion of Board materials that do not contain material non-public information and that (i) all such Board materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, and (ii) by

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marking Board materials “PUBLIC,” the Board shall be deemed to have authorized the Board Observer to treat such Board materials as not containing any material non‑public information (although it may be sensitive and proprietary) with respect to the Board, the Company or its securities for purposes of United States federal and state securities laws.
2.Standstill and Voting.
2.1Except as expressly contemplated by the Subscription Agreement or the Convertible Note (as defined in the Subscription Agreement), the Investor agrees that during the period beginning on the date of this Agreement until the earlier of (a) the later of (i) the two (2) year anniversary of this Agreement, and (ii) the calendar day immediately following the date Investor ceases to Beneficially Own at least five percent (5%) of the outstanding Common Stock of the Company (the “Standstill Period”); or (b) a transaction whereby (i) any Person is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the equity interests and voting power of the Company’s then outstanding equity securities, (ii) the Company effects a merger or a stock-for-stock transaction with a third party whereby immediately after the consummation of the transaction the Company’s shareholders retain less than 50% of the equity interests and voting power of the surviving entity’s then outstanding equity securities or (ii) the Company sells all or substantially all of the Company’s assets to a third party (a “Change of Control”), neither the Investor nor any of its representatives acting on its behalf will (and they will not assist or knowingly encourage others to), directly or indirectly, in any manner, without prior written approval of the Board:
2.1.1take any action, including by acquiring, or make any announcement or proposal with respect to, seeking to acquire or agreeing to acquire (directly or indirectly, whether by market purchases, private purchases, tender or exchange offer, through the acquisition of control of another person, by joining a “group” (within the meaning of Section 13(d)(3) of the Exchange Act), through swap or hedging transactions or otherwise) any shares of Common Stock (or Beneficial Ownership thereof) or any securities convertible or exchangeable into or exercisable for any shares of Common Stock (or Beneficial Ownership thereof) (including any derivative securities or any other rights decoupled from the underlying securities of the Company) such that the Investor would Beneficially Own in excess of 40% of the Company’s outstanding Common Stock;
2.1.2(A) knowingly encourage, advise or influence any other Person or knowingly assist any third party in so encouraging, assisting or influencing any other Person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (other than such encouragement, advice or influence that is consistent with the Board’s recommendation in connection with such matter) or (B) advise, influence or encourage any Person with respect to, or effect or seek to effect, whether alone or in concert with others, the election, nomination or removal of a director other than as permitted by Section 1;
2.1.3solicit proxies or written consents of shareholders or conduct any other type of referendum (binding or non-binding) (including any “withhold,” “vote no” or similar campaign) with respect to the shares of Common Stock, or from the holders of the shares of Common Stock, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of

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Schedule 14A promulgated under the Exchange Act) in or knowingly encourage or assist any third party in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote any shares of Common Stock (other than any encouragement, advice or influence that is consistent with the Board’s recommendation in connection with such matter);
2.1.4(A) form or join in a “group” with respect to any shares of Common Stock (other than a “group” solely consisting of the Investor or Investor Affiliates); provided, that nothing herein shall limit the ability of an Investor Affiliate to join such group following the execution of this Agreement, so long as any such Investor Affiliate agrees to be bound by the terms and conditions of this Agreement, (B) grant any proxy, consent or other authority to vote with respect to any matters to be voted on by the Company’s shareholders (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of shareholders or in accordance with Section 2.2) or (C) agree to deposit or deposit any shares of Common Stock or any securities convertible or exchangeable into or exercisable for any such shares of Common Stock in any voting trust or similar arrangement (other than (I) to the named proxies included in the Company’s proxy card for any Shareholders Meeting, (II) customary brokerage accounts, margin accounts, prime brokerage accounts and the like and (III) any agreement solely among the Investor or Investor Affiliates);
2.1.5without the approval of the Board, separately or in conjunction with any third party in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, propose (publicly or privately) or effect any tender offer or exchange offer, merger, acquisition, reorganization, restructuring, recapitalization or other business combination involving the Company or a material amount of the assets or businesses of the Company or actively encourage, initiate or support any other third party in any such activity; provided, however, that the Investor and Investor Affiliates shall be permitted to (i) sell or tender their shares of Common Stock, and otherwise receive consideration, pursuant to any such transaction and (ii) vote on any such transaction in accordance with Section 2.2;
2.1.6present at any annual meeting or any special meeting of the Company’s shareholders any proposal for consideration for action by the shareholders;
2.1.7other than through non-public communications with the Company that would not reasonably be expected to trigger public disclosure obligations for any party, take any action in support of or make any proposal or request that constitutes: (A) any material change in the capitalization, stock repurchase programs and practices or dividend policy of the Company;
(B) any other material change in the Company’s management, business or corporate structure; (C) seeking to have the Company waive or make amendments or modifications to the Company’s Amended and Restated Charter (except as set forth in Section 1) or the Amended and Restated Bylaws of the Company, or other actions that may impede or facilitate the acquisition of control of the Company by any person; (D) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (E) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

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2.1.8encourage, participate in or enter into any agreements, arrangements or understandings with respect to, the taking of any actions by any other Person in connection with the foregoing that is prohibited to be taken by the Investor; or
2.1.9request that the Company, directly or indirectly, amend or waive any provision of this Section 2 (including this Section 2.1.9), other than through non-public communications with the Company that would not reasonably be expected to trigger public disclosure obligations for any party.
The foregoing provisions of this Section 2.1 shall not be deemed to prevent the Investor from (i) communicating privately with the Board or any of the Company’s senior officers regarding any matter, so long as such communications are not intended to, and would not reasonably be expected to, require the Company or the Investor to make public disclosure with respect thereto, (ii) communicating privately with shareholders of the Company and others in a manner that does not otherwise violate this Section 2.1, (iii) taking any action necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority or stock exchange that has, or may have, jurisdiction over the Investor, or (iv) taking any action to enforce the Investor’s rights hereunder or remedies with respect thereto. Furthermore, for the avoidance of doubt, nothing in this Agreement shall be deemed to restrict in any way the Appointee or a Replacement in the exercise of his or her fiduciary duties under applicable law as a director of the Company.
2.2At any meeting of the Company’s shareholders during the Standstill Period (as defined below) (whether annual or special and whether by vote or by written consent) (each a “Shareholder Meeting”), the Investor shall vote all shares of Common Stock Beneficially Owned by the Investor in accordance with the recommendation of the Board with respect to (i) the election, removal and/or replacement of directors (a “Director Proposal”), (ii) the ratification of the appointment of the Company’s independent registered public accounting firm and (iii) any other proposal submitted to the Company’s shareholders at a Shareholder Meeting, in each case as such recommendation of the Board is set forth in the applicable definitive proxy statement filed in respect thereof; provided, however, that in the event either Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”) make a recommendation that differs from the recommendation of the Board with respect to any proposal submitted to the shareholders at any Shareholder Meeting (other than Director Proposals), the Investor is permitted to vote the shares of Common Stock Beneficially Owned by the Investor at such Shareholder Meeting in accordance with the ISS and Glass Lewis recommendation; provided, further, that the Investor shall be entitled to vote the shares of Common Stock Beneficially Owned by the Investor in its sole discretion with respect to any proposal relating to: (A) any transaction that would constitute Change of Control, (B) the adoption, amendment or modification of a stock incentive plan or management compensation plan or (C) the issuance of any equity interests or securities requiring shareholder approval, pursuant to Nasdaq listing requirements, or otherwise.
2.3During the Standstill Period, in the event that the size of the Board is increased, the Investor shall have the right to maintain pro rata representation on the Board. Specifically, if the Board size is increased, the Investor shall be entitled to appoint a number of directors equal to forty percent (40%) of the total number of directors then in office, rounded up to the nearest whole number.

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3.Registration Rights.
3.1Registration Statements.
3.1.1At any time after the date that is ninety (90) days immediately following the date the Common Stock is issued pursuant to the Subscription Agreement, Investor may request registration of the Registrable Securities with the SEC, which request will specify the number of Registrable Securities intended to be offered and sold and the intended method of disposition of such Registrable Securities, provided that if such request is made with respect to less than all of the Registrable Securities then held by Investor, the Company shall not be obligated to effect an Initial Registration Statement pursuant to this paragraph more than once within any ninety (90) day period. Such registration shall be on Form S-3 (the “Initial Registration Statement”) (except if the Company is ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form) and the Company shall file the Initial Registration Statement as soon as reasonably practicable, but in no event later than thirty (30) days following receipt of such request. The Company shall effect the registration, qualifications and compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as promptly as practicable after the filing thereof. The Company shall replace any Initial Registration Statement at or before expiration with a successor effective registration statement on Form S-3 (except if the Company is ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form) to the extent the Investor holds any Registrable Securities. In the event the SEC informs the Company that all of the Registrable Securities intended to be registered on such Initial Registration Statement cannot, as a result of the application of SEC Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly
(a) inform Investor or its transferees that are holders of Registrable Securities under this Agreement and that have agreed to the provisions of this Agreement (Investor and such other transferees, each a “Holder”), (b) use its reasonable efforts to file amendments to the Initial Registration Statement as required by the SEC and/or (c) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of such Registrable Securities permitted to be registered by the SEC, on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (b) or (c) above, the Company will use its reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).
3.1.2At any time and from time to time while any Registration Statement is in effect, any Holder or group of Holders, as the case may be (each, in such case, a “Takedown

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Holder”) with Registrable Securities included on such Registration Statement may request to sell all or any portion of its Registrable Securities included thereon in a Public Offering, including an Underwritten Shelf Takedown, that is registered pursuant to such Registration Statement (a “Shelf Takedown”). Any requests for a Shelf Takedown pursuant to this Section 3.1.2 shall be made by giving prior written notice to the Company (a “Shelf Takedown Request”). The Shelf Takedown Request shall specify the approximate number of Registrable Securities to be sold in the Shelf Takedown. Notwithstanding anything to the contrary set forth herein, the Company shall be obligated to effect more than three Underwritten Shelf Takedowns, and shall not be obligated to effect any Underwritten Shelf Takedown unless the anticipated gross proceeds of such underwritten offering is not less than three million dollars ($3,000,000) (unless the Holders are proposing to sell all of their remaining Registrable Securities).
3.1.3Promptly upon receipt of a Shelf Takedown Request for any Underwritten Shelf Takedown, the Company shall give written notice of the requested Shelf Takedown (the “Shelf Takedown Offer Notice”) to all other Holders with Registrable Securities included on such Shelf Registration Statement and, subject to the provisions of Section 3.1.7 hereof, shall include in the Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) business days after the date the Shelf Takedown Offer Notice is given. The request of any Holder (including any Takedown Holder) to participate in an Underwritten Shelf Takedown shall be binding on such Holder. The Company shall, as promptly as reasonably practicable (and in any event within ten
(10) business days after the receipt of a Shelf Takedown Request), use reasonable efforts to facilitate such Shelf Takedown. Each Holder agrees that such Holder shall treat as confidential the receipt of the Shelf Takedown Offer Notice and shall not disclose or use the information contained in such Shelf Takedown Offer Notice without the prior written consent of the Company or until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement. Notwithstanding the foregoing, if such Shelf Takedown involves an Underwritten Public Offering, no Holder may participate in any Shelf Takedown unless such Holder agrees to sell their Registrable Securities to the underwriters (if any) selected as provided in Section 3.1.6 on the same terms and conditions as apply to the Takedown Holders.
3.1.4Notwithstanding the foregoing, if any Takedown Holder(s) whose Registrable Securities are included in the Shelf Registration Statement wish to engage in a Block Sale, then notwithstanding the foregoing time periods, such Takedown Holder(s) shall notify the Company and the other Holders of the Block Sale two (2) full business days prior to the date such offering is to commence, and such other Holders must elect whether or not to participate by the next business day (i.e., one (1) business day prior to the date such offering is to commence), and the Company shall as promptly as reasonably practicable use reasonable efforts to facilitate such offering (which may close as early as two (2) business days after the date it commences).
3.1.5The Company may, upon giving prompt written notice of such action to the Holders of Registrable Securities registered (or proposed to be registered) thereunder, defer or suspend the continued use of a Registration Statement (a “Shelf Suspension”) for a period of up to ninety (90) days if (A) the Board determines in good faith that the offer or sale of any Registrable Securities would materially impede, delay or interfere with any proposed or planned material financing, material acquisition, corporate reorganization, offer or sale of securities or

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other similar material transaction involving the Company or any of its subsidiaries, or (B) (i) upon advice of counsel for the Company, the sale of Registrable Securities pursuant to the Shelf Takedown Request would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (ii) either (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction or (y) disclosure of such non-public material information would have a material adverse effect on the Company or the Company’s ability to consummate such transaction. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above; provided, that the Company may defer or suspend the continued use of a particular Registration Statement pursuant to this Section 3.1.5 no more than twice in any twelve (12) month period, and for no more than ninety (90) days in the aggregate during any twelve (12) month period. The Company shall promptly notify the Holders of Registrable Securities registered (or proposed to be registered) pursuant to the applicable Registration Statement in writing upon the termination of any Shelf Suspension, and shall, as promptly as reasonably practicable, amend or supplement any applicable prospectus, if necessary, so it does not contain any untrue statement or omission.
3.1.6In connection with any Underwritten Public Offering conducted pursuant to this Section 3.1, the Holders of a majority of the Registrable Securities to be included in such offering shall have the right to (i) determine the plan of distribution and (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter.
3.1.7If the managing underwriters of a proposed Underwritten Shelf Takedown advise the Company in writing that in their opinion the number of securities requested to be included in such Underwritten Shelf Takedown creates a substantial risk that the price per share of securities offered thereby will be reduced, the Company will include in such Underwritten Shelf Takedown all registrable securities requested to be sold by Holders which, in the opinion of the managing underwriters, can be sold without having the adverse effect described above (allocated, if necessary, on a pro rata basis based on the total number of Registrable Securities held by such Holders).
3.1.8All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 3.1 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of each Holder shall be borne by such Holder on the basis of the number of securities so registered.
3.2Company Obligations. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance.
3.2.1At its expense the Company shall:
(a)use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to a Holder, and to keep the

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applicable Registration Statement free of any material misstatements or omissions, until the earlier of the following: (A) the date on which all Registrable Securities have been sold or (B) the date all Common Stock held by such Holder may be sold under SEC Rule 144 without being subject to any volume, manner of sale or publicly available information requirements. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period.”
(b)advise the Holders as reasonably promptly as possible:
(i)when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;
(ii)of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;
(iii)of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;
(iv)of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(v)of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;
(c)use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;
(d)if a Holder so requests in writing, promptly furnish to each such Holder, without charge, at least one (1) copy of each Registration Statement and each post- effective amendment thereto, including financial statements and schedules, and, if explicitly requested, all exhibits in the form filed with the SEC;
(e)during the Registration Period, promptly deliver to each such Holder, at such Holder’s cost and expense, as many copies of each prospectus included in a Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing;
(f)prior to any public offering of Registrable Securities pursuant to any Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such

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United States jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by any such Registration Statement;
(g)otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Securities;
(h)use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which Common Stock issued by the Company have been listed;
(i)in connection with an Underwritten Public Offering, enter into customary agreements (including an underwriting agreement in customary form), and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Underwritten Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Company shall make such representations and warranties to the holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings and take any other actions as the Holders of a majority of the Registrable Securities being registered, or the managing underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities. In the event an Underwritten Public Offering is not consummated because any condition to the obligations under any related written agreement with the underwriters is not met or waived, and such failure to be met or waived is not attributable to the fault of any Holder, such Underwritten Public Offering will not count for purposes of determining when future Shelf Takedowns may be requested by such Holder hereunder;
(j)cause to be furnished to each Holder and each underwriter, if any, in each case, participating in a disposition pursuant to any Registration Statement a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion or opinions and negative assurance letter of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as such Holders holding a majority of such Registrable Securities in the applicable registration or the managing underwriter therefor reasonably requests; provided, that if the Company fails to obtain such opinion(s), negative assurance letter or comfort letter and the relevant offering is abandoned, then such offering will not count for purposes of determining when future Shelf Takedowns may be requested by Holders hereunder;
(k)cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings to be made with FINRA;

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(l)have its appropriate officers prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and otherwise use their commercially reasonable efforts to cooperate as requested by the underwriters in the offering, marketing and selling of the Registrable Securities;
(m)in the case of a Block Sale or other Underwritten Public Offering, use commercially reasonable efforts to cause each director and executive officer of the Company to enter into customary lock-up agreements if so required by the managing Underwriter in accordance with customary underwriting practice; and
(n)use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Holders to sell Registrable Securities under SEC Rule 144.
3.2.2So long as the Holders own Registrable Securities, the Company shall use commercially reasonable efforts to continue the listing and trading of the Common Stock on Nasdaq and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Nasdaq.
3.3Indemnification.
3.3.1To the extent permitted by law, the Company shall indemnify each Holder, such Holder’s officers, directors, managers, employees, partners, stockholders, members, trustees, Affiliates, agents and representatives, and any successors and assigns thereof, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 3.3.3 below), arising out of or based on any untrue statement (or alleged untrue statement) by the Company of a material fact contained in any registration statement, prospectus, free writing prospectus, any amendment or supplement thereof, or other document incident to any such registration, qualification or compliance or based on any omission (or alleged omission) by the Company to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated by the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by such Holder for use in preparation of any registration statement, prospectus, amendment or supplement; provided further, that the Company will not be liable in any such case to the extent the claim, loss, damage or liability arises out of or is related to the failure of such Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC

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at the time any Registration Statement becomes effective or in an amended prospectus filed with the SEC pursuant to Rule 424(b) which meets the requirements of Section 10(a) of the Securities Act (each, a “Final Prospectus”), such indemnity shall not inure to the benefit of any such Holder if a copy of a Final Prospectus furnished by the Company to the Holder for delivery was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.
3.3.2Each Holder will indemnify the Company, each of its directors and officers, and each Person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 3.3.3 below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, free writing prospectus or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each other Person controlling the Company for reasonable and documented legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission is made in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in any registration statement, prospectus, amendment or supplement; provided that such indemnity shall not inure to the benefit of the Company and its controlling Persons to the extent that such claim, loss, damage or liability results from the fact that a copy of the prospectus was not made available to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability.
3.3.3Each party entitled to indemnification under this Section 3.3 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

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3.3.4If the indemnification provided for in this Section 3.3 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
3.4Holder Obligations.
3.4.1Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement and prospectus contemplated by Section 3.1 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
3.4.2Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to any Registration Statement and prospectus contemplated by Section 3.1 during no more than two periods of no more than 30 calendar days each during any 12-month period to the extent that the Board determines in good faith that the sale of Registrable Securities under any such Registration Statement would be reasonably likely to cause a violation of the Securities Act or Exchange Act.
3.4.3As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing, including completing a customary registration statement questionnaire in the form provided by the Company, or as shall be required in connection with any registration referred to in this Section 3.
3.4.4Each Holder hereby covenants with the Company (a) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (b) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods,

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to notify the Company at least five (5) business days prior to the date on which the Holder first offers to sell any such Registrable Securities.
3.5Piggyback Registrations.
3.5.1For a period following the issuance of Common Stock pursuant to the Subscription Agreement until Investor and its Affiliates, directly or indirectly, Beneficially Own less than five percent (5%) of the Company’s outstanding Common Stock, whenever the Company proposes to register the issuance or sale of any of its Common Stock under the Securities Act for its own account or otherwise, and the registration form to be used by the Company may be used for the registration of the resale of Registrable Securities (each, a “Piggyback Registration”) (except for the registrations on Form S-8 or Form S-4 or any successor form thereto) (a “Piggyback Registration Statement”), the Company will give written notice of the filing of such registration statement to the Holders and will use reasonable efforts to include in such registration all Registrable Securities (in accordance with the priorities set forth in Sections 3.5.2 and 3.5.3 below) with respect to which the Company has received written requests for inclusion, which request shall specify the number of such Registrable Securities desired to be registered and be delivered within fifteen (15) days after the delivery of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration Statement at any time in its sole discretion.
3.5.2If a Piggyback Registration is an underwritten primary offering on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in the registration creates a substantial risk that the price per share of the primary securities will be reduced or that the amount of the primary securities intended to be included on behalf of the Company will be reduced, then the managing underwriter and the Company may exclude securities (including Registrable Securities) from the registration and the underwriting, and the number of securities that may be included in such registration and underwriting shall include: (i) first, any securities that the Company proposes to sell, and (ii) second, on a pro rata basis based on the total number of Registrable Securities held by such Holders, any Registrable Securities proposed to be sold by the Holders.
3.5.3If a Piggyback Registration is an underwritten secondary offering on behalf of holders of the Company’s securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in the registration creates a substantial risk that the price per share of securities offered thereby will be reduced, the Company will include in such registration, on a pro rata basis based on the total number of Registrable Securities held by such Holders, any Registrable Securities proposed to be sold by the Holders.
3.5.4In connection with any underwritten Piggyback Registration initiated by the Company, the Company shall have the right to (i) determine the plan of distribution and (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter.

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3.5.5All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 3.5.1 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of each Holder pursuant to Section 3.5.1 shall be borne by such Holder on the basis of the number of securities so registered.
3.6Waiver. The rights of the Holders under any provision of this Section 3 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by Investor or Holders holding a majority of the Registrable Securities outstanding at such time.
3.7Definitions. For purposes of this Section 3:
3.7.1“Block Sale” means an Underwritten Public Offering not involving any “road show” or other substantial marketing efforts by the underwriters, which is commonly known as a “block trade.”
3.7.2“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-4 or Form S-8 or any successor form).
3.7.3“Registrable Securities” means the shares of Common Stock purchased by Investor pursuant to the Subscription Agreement or Convertible Note and shares of Common Stock issued as a dividend or other distribution with respect to, in exchange for or in replacement of such shares; provided, however, that securities shall cease to be Registrable Securities if they (a) have been disposed of pursuant to a registration statement declared effective by the SEC, (b) have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (c) are transferred by a Holder in violation of this Agreement or any transfer restrictions set forth in the Subscription Agreement or Convertible Note.
3.7.4“Registration Expenses” means (a) all expenses incurred by the Company in complying with Section 3.1 and/or Section 3.5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration, and (b) fees and expenses of one counsel for all Holders, which fees under this clause (b) shall not exceed $30,000 with respect to any particular registration hereunder.
3.7.5“Registration Statement” means the Initial Registration Statement, any New Registration Statement, any Remainder Registration Statement, or any Remainder Additional Registration Statement.
3.7.6“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and all fees and expenses of legal counsel for any Holder in excess of the amount set forth in clause (b) of the definition of Registration Expenses.

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3.7.7“Underwritten Public Offering” means an underwritten Public Offering, including any bought deal or Block Sale to a financial institution conducted as an underwritten Public Offering.
3.7.8“Underwritten Shelf Takedown” means an Underwritten Public Offering pursuant to an effective Registration Statement.
4.Non-Disparagement. During the Standstill Period, (a) the Investor shall not, and shall cause its directors, officers, partners, members, employees, agents (in each case, acting in such capacity) and Affiliates not to make, or cause to be made, by press release or other public statement to the press or media, any statement or announcement that constitutes an ad hominem attack on, or otherwise disparages (as distinct from objective statements reflecting business criticism), the Company, its officers or its directors or any person who has served as an officer or director of the Company in the past and (b) the Company shall not, and shall cause its directors, officers, partners, members, employees, agents (in each case, acting in such capacity) and Affiliates not to, make, or cause to be made, by press release or other public statement to the press or media, any statement or announcement that constitutes an ad hominem attack on, or otherwise disparages (as distinct from objective statements reflecting business criticism), the Investor. The foregoing shall not prevent the making of any factual statement including in any compelled testimony or production of information, either by legal process, subpoena, or as part of a response to a request for information from any governmental authority with purported jurisdiction over the party from whom information is sought.
5.Director Information. As a condition to the Appointee’s or the Replacement’s appointment to the Board and any subsequent nomination for election as a director at a subsequent Annual Meeting, the Appointee (including any Replacement, as the case may be) will provide any information the Company reasonably requires, including information required to be disclosed in a proxy statement or other filing under applicable law, stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and will consent to appropriate background checks, to the extent, in each case, consistent with the information and background checks required by the Company in accordance with past practice with respect to other members of the Board. If, following the completion of the Company’s initial background review process, the Board learns that the Appointee (including any Replacement, as the case may be) has committed, been indicted or charged with, or made a plea of nolo contendre to a felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, then the Board may request that the Appointee or the Replacement, as the case may be, resign from the Board and, in such case, the resulting vacancy shall be filled in the manner set forth in Section 1.3 of this Agreement.
6.Representations and Warranties.
6.1The Company represents and warrants to the Investor that: (a) the Company has the requisite corporate power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind it hereto and thereto; (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms, except as enforcement thereof may

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be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.
6.2The Investor represents and warrants to the Company that: (a) the Investor and the authorized signatory of the Investor set forth on the signature page hereto has the requisite power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind it hereto and thereto; (b) this Agreement has been duly authorized, executed and delivered by the Investor, constitutes a valid and binding obligation and agreement of the Investor and is enforceable against the Investor in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) the execution, delivery and performance of this Agreement by the Investor does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Investor or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Investor is a party or by which it is bound; and (d) as of the date of this Agreement, (i) the Investor has no equity interest in, or rights or securities to acquire through exercise, conversion or otherwise, any equity interest in the Company except pursuant to the Subscription Agreement and Convertible Note (as defined in the Subscription Agreement) and (iii) the Investor is not a party to any swap or hedging transactions or other derivative agreements of any nature with respect to any shares of Common Stock.
7.Expenses. Except as otherwise set forth herein, in the Subscription Agreement or the Loan Agreement (as defined in the Subscription Agreement), each Party to this Agreement shall bear and pay all fees, costs and expenses that have been incurred or that are incurred in the future by such Party in connection with, relating to or resulting from such Party’s efforts and actions, and any preparations therefor, prior to the execution and delivery of this Agreement.
8.Amendment in Writing. This Agreement and each of its terms may only be amended, waived, supplemented or modified in a writing signed by the signatories hereto.
9.Governing Law/Venue/Waiver of Jury Trial/Jurisdiction.
9.1This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to any choice of law or conflict of law rules or

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provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.
9.2Any dispute relating hereto shall be heard first in the Chancery Court for the State of Delaware or, if unavailable, the federal court in the State of Delaware, and, if applicable, in any state or federal court located in the State of Delaware in which appeal from such courts may validly be taken (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. The parties hereto further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and each of the foregoing parties hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such party may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.
9.3The parties hereto further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.
9.4Process in any such proceeding may be served on any party hereto with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 14 shall be deemed effective service of process on such Person.
9.5Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
10.Specific Performance. The Parties expressly agree that an actual or threatened breach of this Agreement by any Party will give rise to irreparable injury that cannot adequately be compensated by damages. Accordingly, in addition to any other remedy to which it may be entitled, each Party shall be entitled to a temporary restraining order or injunctive relief to prevent a breach of the provisions of this Agreement or to secure specific enforcement of its terms and provisions, and each Party agrees it will not take any action, directly or indirectly, in opposition to another Party seeking relief. Each of the Parties agrees to waive any requirement for the security or posting of any bond in connection with any such relief.
11.Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable,

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such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.
12.Non-Waiver. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
13.Entire Agreement. This Agreement constitutes the full, complete and entire understanding, agreement, and arrangement of and between the Parties with respect to the subject matter hereof and supersedes any and all prior oral and written understandings, agreements and arrangements between them. There are no other agreements, covenants, promises or arrangements between the Parties other than those set forth in this Agreement (including the attachments hereto).
14.Notice. All notices and other communications which are required or permitted hereunder shall be in writing and shall be deemed validly given, made or served, when delivered in person or sent by overnight courier, when actually received during normal business hours, or upon confirmation of receipt when sent by e-mail (provided that such confirmation is not automatically generated), at the address specified in this Section 14:
If to the Company:

Kirkland’s, Inc. 5310 Maryland Way
Brentwood, Tennessee 37027
Attention: Amy Sullivan, President, Chief Executive Officer E-mail:    Amy.Sullivan@kirklands.com
with a copy, which will not constitute notice, to: Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201 Attention: John Fuller
Email:    jfuller@bassberry.com If to the Investor:
Beyond, Inc.
799 W. Coliseum Way Midvale, UT 84047 Attention: E. Glen Nickle, Chief Legal Officer Email:    gnickle@beyond.com

with a copy, which will not constitute notice, to: Latham & Watkins LLP

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330 North Wabash Avenue Chicago, Illinois 60611
Attention: Zachary Judd; Matthew Galligan Email:    zachary.judd@lw.com
matthew.galligan@lw.com

15.Further Assurances. The Investor and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.
16.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Any purported transfer requiring consent without such consent shall be void.
17.No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and is not enforceable by any other Person.
18.Interpretation. Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.
19.Counterparts. This Agreement may be executed by the Parties in separate counterparts (including by fax, jpeg, .gif, .bmp and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have each executed this Agreement on the date set forth below.
Dated: October [●], 2024

KIRKLAND’S, INC.

By:
Name: [●]
Title: [●]

BEYOND, INC.

By:
Name: [●]
Title: [●]

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